                                                                EXHIBIT 10(g)(2)

                              EMPLOYMENT AGREEMENT

        This Employment Agreement ("Agreement"), dated April 19, 2001, is between Keith McCluskey, residing at 3565 Fawnrun Drive, Cincinnati, Ohio (hereinafter "McCluskey", "you" or "your"), and Credit Acceptance Corporation, a Michigan corporation (hereinafter "CAC", "Company", "us" or "our").

                                   BACKGROUND

        A. CAC is a specialized financial services company providing funding, receivables management, collection, sales training and related products and services to automobile dealers. CAC's principal business is providing automobile dealers with a financing source for used car purchasers who have limited access to traditional sources of consumer credit, such as banks and credit unions, due to their lack of credit history or a poor credit history (collectively the "Guaranteed Credit Approval System" or "GCAS").

        B. McCluskey is the dealer principal and President of McCluskey Chevrolet, Inc, an Ohio corporation (the "Dealership") and President of AutoNet Finance.com, a division of CAC (the "Division").

        C. CAC desires to hire McCluskey as its Chief Marketing Officer to market and promote the GCAS.

        D. McCluskey is willing and agrees to accept such employment on the terms and conditions stated in this Agreement.

                                   AGREEMENTS


        1. Employment. The Board of Directors of CAC ("the Board") has confirmed the appointment of McCluskey as Chief Marketing Officer of CAC, and McCluskey accepts such employment, upon the terms and subject to the conditions set forth in this Agreement. McCluskey retains his previous title and responsibilities as President of the Division.

        2.      Duties During Employment Period.

                        (a) McCluskey shall perform and discharge well and faithfully such duties for CAC as may be assigned to McCluskey from time to time by the Board or by the operating executive of CAC to whom supervisory responsibilities with respect to McCluskey has been assigned. McCluskey shall devote sufficient time, attention, and energies to the business of CAC reasonably necessary to achieve CAC's business objectives, and shall not during the term of this Agreement engage in any other business activity, whether or not such activity is pursued for gain, profit, or other pecuniary advantage, other than service as a director of a corporation which does not compete with the Division or CAC or any affiliated company, except as provided in Section 2(b).

                        (b) CAC acknowledges that McCluskey has interests in the other businesses existing as of the date of this Agreement described in Exhibit A to this Agreement (the "Existing Businesses") and agrees that this Section 2 shall not prevent McCluskey from devoting time, attention and energies to the Existing Businesses, provided that devoting such time, attention and energies to the Existing Businesses does not materially detract from McCluskey's performance of his duties under this Agreement.

        3. Relocation. McCluskey acknowledges and agrees that in order for McCluskey to devote sufficient time, attention, and energies to the business of CAC, that McCluskey must relocate his primary residence from its current location to the metropolitan Detroit area on or before August 1, 2001. CAC agrees to pay all reasonable and necessary moving expenses related to this relocation.

        4.      Term of Employment.

                (a) The term of this Agreement shall continue indefinitely, provided however, that either of the parties may terminate this Agreement by giving written notice of such termination to the other party not less than thirty (30) days prior to the effective date of the termination specified in such notice. In the event of any such termination of this Agreement without cause by CAC, CAC shall pay to McCluskey all salary and other compensation accrued through and including the date of any such termination and reimburse any business expenses incurred by McCluskey up to and including the date of such termination.

                (b) In addition to the right of termination provided in paragraph (a) CAC may terminate this Agreement forthwith and without notice to you in the event you commit any act of embezzlement, theft, fraud, or dishonesty related to your employment, or in the event you commit any material breach of this Agreement or CAC's policies as they may be from time to time set forth in CAC's Employee Handbook, of which you shall receive a current and updated copy.

                (c) This Agreement terminates automatically upon your death.

                (d) Whenever we make a reference in this Agreement to termination "under any circumstances", such term shall mean and include termination by either of the parties, with or without cause, termination upon your death, termination by mutual agreement or acquiescence of the parties, and termination for any other reason or under any other circumstances.

        5.      Employment Period Compensation.

                (a) Salary. For services rendered by McCluskey under this Agreement, CAC shall pay McCluskey an annual base salary of $250,000 per year. Such salary shall be payable at such intervals as salaries are paid generally to salaried employees of the

        Company. The Compensation Committee of the Board may, from time to time, increase McCluskey's salary above that set forth above, in its sole discretion, as it deems appropriate in light of the performance of McCluskey.

               (b) Grant of Options. CAC shall grant to McCluskey, as of the date this Agreement is executed, options to purchase 1,000,000 shares of CAC common stock at $6.09 per share. This option grant shall be made in accordance with and governed by CAC's Employee Stock Option Plan (the "Plan") and CAC's Non-Qualified Stock Option Agreement ("Option Agreement"), a copy of which is attached hereto as Exhibit B and is incorporated into this Agreement by reference. All options issued to McCluskey shall be subject to all of the terms and conditions of the Plan and Option Agreement as amended from time to time, and shall vest as set forth in Exhibit C to this Agreement.

               (c) Bonus Program. While employed at CAC, McCluskey shall participate in an Executive Bonus Program as approved by the Compensation Committee of the Board from time to time. The Executive Bonus Program will be based upon a formula driven by the Economic Value Added ("EVA") of CAC North America, which includes CAC, the Division, CAC of Canada and CAC Leasing (collectively "CACNA"). The calculation utilized in determining the EVA of CACNA will be adopted by the Compensation Committee of the Board from time to time, and will be consistent with the EVA calculation used to determine the executive bonus for all other CAC executives. The Executive Bonus will be payable in two parts, with 50% of the current year bonus paid to you and 50% carried over to the next year. The Executive Bonus will be calculated in accordance with the Bonus Plan (as amended from time to time by the Compensation Committee of the Board) attached hereto as Exhibit H.

               (d) Other Benefits. While CAC employs McCluskey, CAC shall provide McCluskey with fringe benefits no less favorable than those then being received generally by salaried employees of CAC and in a manner and amount consistent with his position, compensation, seniority and age.

               (e) Advance. In connection with the execution of the May 24, 1999 Consulting Agreement entered into by and between CAC and the Dealership, CAC made a cash advance to the Dealership in the amount of $850,000 against bonuses payable to the Dealership (the "Advance"). To evidence its obligation to repay the Advance, the Dealership executed and delivered to CAC a promissory note, a copy of which is attached and incorporated into this Agreement as Exhibit D (the "Note"). In furtherance of the covenants of this Agreement, McCluskey has agreed to personally guarantee the Note by executing the Guarantee in the form attached hereto as Exhibit I. All unpaid principal and interest under the Note shall be due and payable by Dealership on the tenth anniversary of this Agreement. This provision shall specifically supersede the term originally set forth in the Note.

               (f) Additional Advance. Concurrently with the execution of this Agreement, and in furtherance of McCluskey's duty under paragraph 3 of this Agreement, CAC will make a cash advance of $1,500,000 to McCluskey (the "Additional Advance"). To evidence his obligation to repay the Additional Advance, concurrently with the execution of this Agreement, McCluskey will execute and deliver to CAC a promissory note in substantially the form attached to this Agreement as Exhibit E (the "Note 2"). McCluskey agrees to pay to CAC the Net Proceeds received from the sale of his primary residence as soon as the sale funds have been distributed. Net Proceeds means all amounts that are due and payable to McCluskey as a result of the sale of his primary residence in Cincinnati. McCluskey agrees to use reasonable efforts to close on the sale of his primary residence in Cincinnati on or before December 31, 2001; provided, however, that the determination of adequate consideration for the sale of his primary residence in Cincinnati shall be in the sole discretion of McCluskey. All unpaid principal and interest under Note 2 shall be due and payable on the tenth anniversary of the date of this Agreement.

        6. Confidentiality and Non-Competition Agreement. McCluskey acknowledges and recognizes the highly competitive nature of the Division's and CAC's business and, accordingly, for the consideration set forth in paragraph 5 above, McCluskey agrees to execute the Confidentiality and Non-Competition Agreement attached hereto as Exhibit F.

        7. Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested or sent by express courier service, charges prepaid by shipper, to his residence in the case of notices to McCluskey (with a copy to Thomas J. Kirkwood, Esq., at 312 Walnut Street, 14th Floor, Cincinnati, Ohio 45202), and to the principal offices of CAC, to the attention of its President, Michael Knoblauch (with a copy to CAC's General Counsel - Attention Charles A. Pearce, Esq.) in the case of notices to CAC (or to such other address as a party is directed pursuant to written notice from the other party).

        8. Assignment. This Agreement shall not be assignable by either party except by CAC to any subsidiary or affiliate of CAC or any successor in interest to the Division or CAC's business.

        9. Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject of employment, and supersedes, replaces and cancels in its entirety any previously executed or existing Employment Agreement, Consulting Agreement, Option Agreement attachment, Annex or Exhibit, except for those existing Agreements or Notes that have been incorporated herein by reference. The terms and conditions of this Agreement may not be waived, changed, modified, extended or discharged orally but only by agreement in writing signed by the party against whom enforcement of any such waiver, change, modification, extension or discharge is sought. The waiver by CAC of a breach of any provision of this Agreement by McCluskey shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by McCluskey.

        10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to its conflict of laws principles.

        11. Alternative Dispute Resolution. Other than CAC's remedies set forth in the Confidentiality and Non Competition Agreement attached as Exhibit G, any disputes and differences arising between the parties in connection with or relating to this Agreement or the parties relationship with respect hereto shall be settled and finally determined in accordance with the Credit Acceptance Corporation Alternative Dispute Resolution Policy, a copy of which is attached hereto as Exhibit G.

        12. Headings. The headings of the Sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

        The parties have executed this Agreement on April 19, 2001.




CREDIT ACCEPTANCE CORPORATION               KEITH MCCLUSKEY


By:  /S/ BRETT A. ROBERTS                   /S/ KEITH MCCLUSKEY
     -------------------------------        --------------------------
Name:   Brett A. Roberts
Its:    Chief Operating Officer

                                    EXHIBIT A

                               EXISTING BUSINESSES


1.      McCluskey Chevrolet, Inc.

2.      Driver's Mart of Cincinnati, LLC, d/b/a "AutoNation of Cincinnati"

3.      AutoNet Finance Company, a division of McCluskey Chevrolet, Inc.

                                    EXHIBIT B

                                   [CAC LOGO]

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                    UNDER THE
                          CREDIT ACCEPTANCE CORPORATION
                         1992 EMPLOYEE STOCK OPTION PLAN


        THIS AGREEMENT IS ENTERED INTO EFFECTIVE AS OF APRIL 19, 2001 BY AND BETWEEN CREDIT ACCEPTANCE CORPORATION ("CORPORATION") AND KEITH MCCLUSKEY ("OPTIONEE"), PURSUANT TO THE CREDIT ACCEPTANCE CORPORATION 1992 STOCK OPTION PLAN ("PLAN"). THE CORPORATION HEREBY GRANTS TO THE OPTIONEE A NON-QUALIFIED STOCK OPTION TO PURCHASE A TOTAL OF 1,000,000 SHARES OF COMMON STOCK, SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE PLAN AND AS HEREINAFTER PROVIDED (THE "OPTION"). CAPITALIZED TERMS NOT DEFINED IN THIS AGREEMENT SHALL HAVE THE MEANINGS RESPECTIVELY ASCRIBED TO THEM IN THE PLAN.

        1. OPTION PRICE. THE OPTION SHALL BE EXERCISABLE AT A PRICE OF $6.00 PER SHARE.

        2. OPTION EXERCISE. (a) THE OPTION SHALL BECOME EXERCISABLE IN INSTALLMENTS AS DESCRIBED IN EXHIBIT C TO THE EMPLOYMENT AGREEMENT, DATED APRIL 19, 2001, BETWEEN THE CORPORATION AND THE OPTIONEE. TO THE EXTENT NOT EXERCISED, INSTALLMENTS SHALL ACCUMULATE AND THE OPTIONEE MAY EXERCISE THEM THEREAFTER IN WHOLE OR IN PART. ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, THE OPTION SHALL EXPIRE AND NO LONGER BE EXERCISABLE AFTER THE DATE WHICH IS THE TENTH (10TH) ANNIVERSARY OF THE DATE OF THIS AGREEMENT.

                (b) THE OPTION SHALL BE EXERCISABLE BY A WRITTEN NOTICE IN THE FORM ATTACHED HERETO WHICH SHALL:

                             (i) STATE THE ELECTION TO EXERCISE THE OPTION, THE
                    NUMBER OF SHARES WITH RESPECT TO WHICH IT IS BEING EXERCISED, THE PERSON IN WHOSE NAME THE STOCK CERTIFICATE OR CERTIFICATES FOR SUCH SHARES OF COMMON STOCK ARE TO BE REGISTERED, AND THE ADDRESS AND SOCIAL SECURITY NUMBER OF SUCH PERSON;

                             (ii) BE SIGNED BY THE PERSON OR PERSONS ENTITLED TO
                    EXERCISE THE OPTION, AND IF THE OPTION IS BEING EXERCISED
                    BY A PERSON OR PERSONS OTHER THAN THE OPTIONEE, BE ACCOMPANIED BY PROOF


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                    SATISFACTORY TO THE CORPORATION'S LEGAL COUNSEL OF THE
                    RIGHT OF SUCH PERSON OR PERSONS TO EXERCISE THE OPTION;
                    AND

                             (iii) BE IN WRITING AND DELIVERED TO THE TREASURER
                    OF THE CORPORATION PURSUANT TO SECTION 12 OF THIS
                    AGREEMENT.

                (c) PAYMENT OF THE FULL PURCHASE PRICE OF ANY SHARES WITH RESPECT TO WHICH THE OPTION IS BEING EXERCISED SHALL ACCOMPANY THE NOTICE OF EXERCISE OF THE OPTION. PAYMENT SHALL BE MADE (i) IN CASH OR BY CERTIFIED CHECK, BANK DRAFT OR MONEY ORDER; (ii) IF THE COMMITTEE SO APPROVES AT THE TIME OF EXERCISE, BY TENDERING TO THE CORPORATION SHARES OF COMMON STOCK THEN OWNED BY THE OPTIONEE, DULY ENDORSED FOR TRANSFER OR WITH DULY EXECUTED STOCK POWER ATTACHED, WHICH SHARES SHALL BE VALUED AT THEIR FAIR MARKET VALUE AS OF THE DATE OF SUCH EXERCISE AND PAYMENT; OR (iii) IF THE COMMITTEE SO APPROVES AT THE TIME OF EXERCISE, BY DELIVERY TO THE CORPORATION OF A PROPERLY EXECUTED EXERCISE NOTICE, ACCEPTABLE TO THE CORPORATION, TOGETHER WITH IRREVOCABLE INSTRUCTIONS TO THE OPTIONEE'S BROKER TO DELIVER TO THE CORPORATION A SUFFICIENT AMOUNT OF CASH TO PAY THE EXERCISE PRICE AND ANY APPLICABLE INCOME AND EMPLOYMENT WITHHOLDING TAXES, IN ACCORDANCE WITH A WRITTEN AGREEMENT BETWEEN THE CORPORATION AND THE BROKERAGE FIRM ("CASHLESS EXERCISE") IF, AT THE TIME OF EXERCISE, THE CORPORATION HAS ENTERED INTO SUCH AN AGREEMENT.

        3.      TERMINATION OF EMPLOYMENT.

                (a) TERMINATION PRIOR TO OPTION BECOMING EXERCISABLE. IF, PRIOR TO THE DATE THAT THE OPTIONS SHALL FIRST BECOME EXERCISABLE THE OPTIONEE'S EMPLOYMENT SHALL BE TERMINATED, WITH OR WITHOUT CAUSE, OR BY THE ACT, DEATH, DISABILITY, OR RETIREMENT OF THE OPTIONEE, THE OPTIONEE'S RIGHT TO EXERCISE THE OPTION SHALL TERMINATE AND ALL RIGHTS HEREUNDER SHALL CEASE.

                (b) TERMINATION OTHER THAN BECAUSE OF DEATH OR DISABILITY AFTER OPTION BECOMES EXERCISABLE. IF, ON OR AFTER THE DATE THAT THE OPTION SHALL FIRST BECOME EXERCISABLE, THE OPTIONEE'S EMPLOYMENT SHALL BE TERMINATED FOR ANY REASON OTHER THAN DEATH OR DISABILITY, THE OPTIONEE SHALL HAVE THE RIGHT, PRIOR TO THE EARLIER OF (i) THE EXPIRATION OF THE OPTION OR (ii) THREE MONTHS AFTER SUCH TERMINATION OF EMPLOYMENT, TO EXERCISE THE OPTION TO THE EXTENT THAT IT WAS EXERCISABLE AND IS UNEXERCISED ON THE DATE OF SUCH TERMINATION OF EMPLOYMENT, SUBJECT TO ANY OTHER LIMITATION ON THE EXERCISE OF THE OPTION IN EFFECT AT THE DATE OF EXERCISE.

                (c) TERMINATION BECAUSE OF DEATH OR DISABILITY AFTER OPTION BECOMES EXERCISABLE. IF, ON OR AFTER THE DATE THAT THE OPTION SHALL HAVE BECOME EXERCISABLE, THE OPTIONEE SHALL DIE OR BECOME DISABLED WHILE AN EMPLOYEE OR WHILE THE OPTION REMAINS EXERCISABLE, THE OPTIONEE OR THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE OF THE OPTIONEE (AS THE CASE MAY BE), OR THE PERSON OR PERSONS TO WHOM THE OPTION SHALL HAVE BEEN TRANSFERRED (IF SUCH TRANSFER WAS MADE IN COMPLIANCE WITH THE PLAN AND SECTION 7 OF THIS AGREEMENT), SHALL HAVE THE RIGHT, PRIOR TO THE EARLIER OF (i) THE EXPIRATION OF THE OPTION OR (ii) ONE YEAR FROM THE DATE OF THE OPTIONEE'S DEATH OR TERMINATION DUE TO SUCH DISABILITY TO EXERCISE THE OPTION TO THE EXTENT THAT IT WAS EXERCISABLE AND UNEXERCISED ON THE DATE OF DEATH OR TERMINATION, SUBJECT TO ANY OTHER LIMITATION ON EXERCISE IN EFFECT AT THE DATE OF EXERCISE.

        4. OPTIONEE'S AGREEMENT. THE OPTIONEE AGREES TO ALL THE TERMS STATED IN THIS AGREEMENT, AS WELL AS TO THE TERMS OF THE PLAN (WHICH SHALL CONTROL IN CASE OF CONFLICT WITH THIS AGREEMENT), A COPY OF WHICH IS AVAILABLE FROM HUMAN RESOURCES.

        5. WITHHOLDING. THE OPTIONEE CONSENTS TO WITHHOLDING FROM THIS COMPENSATION OF ALL APPLICABLE PAYROLL AND INCOME TAXES WITH RESPECT TO THE OPTION. IF THE OPTIONEE IS NO LONGER EMPLOYED BY THE CORPORATION AT THE TIME ANY APPLICABLE TAXES WITH RESPECT TO THE OPTION ARE DUE AND MUST BE REMITTED BY THE CORPORATION, THE OPTIONEE AGREES TO PAY APPLICABLE TAXES TO THE CORPORATION, AND THE CORPORATION MAY DELAY ISSUANCE OF A CERTIFICATE UNTIL PROPER PAYMENT OF SUCH TAXES HAS BEEN MADE BY THE OPTIONEE. IF THE COMMITTEE SO APPROVES AT THE TIME OF EXERCISE, THE OPTIONEE MAY SATISFY HIS OBLIGATIONS UNDER THIS SECTION 5 BY (i) MAKING AN ELECTION, NOTICE OF WHICH SHALL BE IN WRITING AND PROMPTLY DELIVERED TO THE COMMITTEE, AND TENDERING PREVIOUSLY-ACQUIRED SHARES OF COMMON STOCK OR HAVING SHARES OF COMMON STOCK WITHHELD FROM THE SHARES OF COMMON STOCK TO BE RECEIVED UPON EXERCISE, PROVIDED THAT THE SHARES HAVE AN AGGREGATE FAIR MARKET VALUE ON THE DATE OF EXERCISE OF THE OPTION SUFFICIENT TO SATISFY IN WHOLE OR IN PART THE APPLICABLE WITHHOLDING TAXES; OR (ii) UTILIZING THE CASHLESS EXERCISE PROCEDURE DESCRIBED IN SECTION 2(c). EXCEPT AS PERMITTED UNDER RULE 16b-3 PROMULGATED UNDER THE EXCHANGE ACT, IF THE OPTIONEE IS SUBJECT TO THE INSIDER TRADING RESTRICTION OF SECTION 16(b) OF THE EXCHANGE ACT, THE OPTIONEE MAY USE COMMON STOCK TO SATISFY THE APPLICABLE WITHHOLDING REQUIREMENTS ONLY IF NOTICE OF ELECTION TO SO USE COMMON STOCK IS GIVEN OR BECOMES EFFECTIVE WITHIN THE "WINDOW PERIODS" SET FORTH IN RULE 16b-3, OR IF SUCH ELECTION IS IRREVOCABLE AND MADE AT LEAST SIX MONTHS PRIOR TO THE DATE OF THE EXERCISE OF THE OPTION.

        6. RIGHTS AS SHAREHOLDER. THE OPTIONEE SHALL HAVE NO RIGHTS AS A SHAREHOLDER OF THE CORPORATION WITH RESPECT TO ANY OF THE SHARES COVERED BY THE OPTION UNTIL THE ISSUANCE OF A STOCK CERTIFICATE OR CERTIFICATES UPON THE EXERCISE OF THE OPTION, AND THEN ONLY WITH RESPECT TO THE SHARES REPRESENTED BY SUCH CERTIFICATE OR CERTIFICATES. NO ADJUSTMENT SHALL BE MADE FOR DIVIDENDS OR OTHER RIGHTS WITH RESPECT TO SUCH SHARES FOR WHICH THE RECORD DATE IS PRIOR TO THE DATE SUCH CERTIFICATE OR CERTIFICATES ARE ISSUED.

        7. NON-TRANSFERABILITY OF OPTION. THE OPTION SHALL NOT BE TRANSFERRED IN ANY MANNER OTHER THAN BY WILL, THE LAWS OF DESCENT OR DISTRIBUTION OR PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER AS DEFINED BY THE CODE OR TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, OR THE RULES THEREUNDER. DURING THE LIFETIME OF THE OPTIONEE, THE OPTION SHALL BE EXERCISED ONLY BY THE OPTIONEE. NO TRANSFER OF THE OPTION SHALL BE EFFECTIVE TO BIND THE CORPORATION UNLESS THE CORPORATION SHALL HAVE BEEN FURNISHED WITH WRITTEN NOTICE THEREOF AND SUCH EVIDENCE AS THE CORPORATION MAY DEEM NECESSARY TO ESTABLISH THE VALIDITY OF THE TRANSFER AND THE ACCEPTANCE BY THE TRANSFEREE OF THE TERMS AND CONDITIONS OF THE OPTION.

        8. COMPLIANCE WITH SECURITIES, TAX AND OTHER LAWS. THE OPTION MAY NOT BE EXERCISED IF THE ISSUANCE OF SHARES UPON SUCH EXERCISE WOULD CONSTITUTE A VIOLATION OF ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW OR ANY OTHER LAW OR VALID REGULATION. AS A CONDITION TO EXERCISE OF THE OPTION, THE CORPORATION MAY REQUIRE THE OPTIONEE, OR ANY PERSON ACQUIRING THE RIGHT TO EXERCISE THE OPTION, TO MAKE ANY REPRESENTATION OR

WARRANTY THAT THE CORPORATION DEEMS TO BE NECESSARY UNDER ANY APPLICABLE SECURITIES, TAX, OR OTHER LAW OR REGULATION.

        9. ADJUSTMENTS. IN THE EVENT THAT THE COMMITTEE SHALL DETERMINE THAT ANY DIVIDEND OR OTHER DISTRIBUTION (WHETHER IN THE FORM OF CASH, COMMON STOCK, OTHER SECURITIES, OR OTHER PROPERTY), RECAPITALIZATION, STOCK SPLIT, REVERSE STOCK SPLIT, REORGANIZATION, MERGER, CONSOLIDATION, SPLIT-UP, SPIN-OFF, COMBINATION, REPURCHASE, OR EXCHANGE OF COMMON STOCK OR OTHER SECURITIES OF THE CORPORATION, ISSUANCE OF WARRANTS OR OTHER RIGHTS TO PURCHASE COMMON STOCK OR OTHER SECURITIES OF THE CORPORATION, OR OTHER SIMILAR CORPORATE TRANSACTION OR EVENT AFFECTS THE COMMON STOCK SUCH THAT AN ADJUSTMENT IS DETERMINED BY THE COMMITTEE TO BE APPROPRIATE IN ORDER TO PREVENT DILUTION OR ENLARGEMENT OF THE BENEFITS OR POTENTIAL BENEFITS INTENDED TO BE MADE AVAILABLE BY THE GRANT OF THE OPTION, THE COMMITTEE IS PERMITTED TO ADJUST THE TERMS OF THE OPTION AS PROVIDED IN THE PLAN.

        10. CHANGE OF CONTROL. EXCEPT AS PROVIDED BELOW, IN THE EVENT OF A CHANGE OF CONTROL, EACH OPTION SHALL BE CANCELED IN EXCHANGE FOR PAYMENT IN CASH OF AN AMOUNT EQUAL TO THE EXCESS OF THE CHANGE OF CONTROL PRICE OVER THE EXERCISE PRICE THEREOF. NOTWITHSTANDING THE IMMEDIATELY PRECEDING SENTENCE, NO CANCELLATION, CASH SETTLEMENT OR ACCELERATION OF VESTING SHALL OCCUR WITH RESPECT TO ANY OPTION IF THE COMMITTEE REASONABLY DETERMINES IN GOOD FAITH PRIOR TO THE OCCURRENCE OF A CHANGE OF CONTROL THAT SUCH OPTION SHALL BE HONORED OR ASSUMED, OR NEW RIGHTS SUBSTITUTED THEREFOR (SUCH HONORED, ASSUMED OR SUBSTITUTED OPTION HEREINAFTER CALLED AN "ALTERNATIVE OPTION"), BY A PARTICIPANT'S EMPLOYER (OR THE PARENT OR A SUBSIDIARY OF SUCH EMPLOYER) IMMEDIATELY FOLLOWING THE CHANGE OF CONTROL, PROVIDED THAT ANY SUCH ALTERNATIVE OPTION MUST:

                                        (i) BE BASED ON STOCK WHICH IS TRADED ON
                        AN ESTABLISHED SECURITIES MARKET, OR WHICH WILL BE SO TRADED WITHIN SIXTY (60) DAYS OF THE CHANGE OF CONTROL;

                                        (ii) PROVIDE SUCH PARTICIPANT (OR EACH
                        PARTICIPANT IN A CLASS OF PARTICIPANTS) WITH RIGHTS AND ENTITLEMENT SUBSTANTIALLY EQUIVALENT TO OR BETTER THAN THE RIGHTS, TERMS AND CONDITIONS APPLICABLE UNDER SUCH OPTION, INCLUDING, BUT NOT LIMITED TO, AN IDENTICAL OR BETTER EXERCISE OR VESTING SCHEDULE AND IDENTICAL OR BETTER TIMING AND METHODS OF PAYMENT; AND

                                        (iii) HAVE SUBSTANTIALLY EQUIVALENT
                        ECONOMIC VALUE TO SUCH OPTION (DETERMINED AT THE TIME OF THE CHANGE OF CONTROL).

"CHANGE OF CONTROL PRICE" MEANS THE HIGHEST PRICE PER SHARE OFFERED IN CONJUNCTION WITH ANY TRANSACTION RESULTING IN A CHANGE OF CONTROL (AS DETERMINED IN GOOD FAITH BY THE COMMITTEE IF ANY PART OF THE OFFERED PRICE IS PAYABLE OTHER THAN IN CASH) OR, IN THE CASE OF A CHANGE OF CONTROL OCCURRING SOLELY BY REASON OF A CHANGE IN THE COMPOSITION OF THE BOARD, THE HIGHEST FAIR MARKET VALUE OF THE STOCK ON ANY OF THE 30 TRADING DAYS IMMEDIATELY PRECEDING THE DATE ON WHICH A CHANGE OF CONTROL OCCURS.

        11. NO RIGHT TO EMPLOYMENT. THE GRANTING OF THE OPTION DOES NOT CONFER UPON THE OPTIONEE ANY RIGHT TO BE RETAINED AS AN EMPLOYEE.

        12. AMENDMENT AND TERMINATION OF OPTION. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE CORPORATION MAY NOT, WITHOUT THE CONSENT OF THE OPTIONEE, ALTER OR IMPAIR ANY OPTION GRANTED UNDER THE PLAN. THE OPTION SHALL BE CONSIDERED TERMINATED IN WHOLE OR IN PART, TO THE EXTENT THAT, IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN, IT CAN NO LONGER BE EXERCISED FOR SHARES ORIGINALLY SUBJECT TO THE OPTION.

        13. NOTICES. EVERY NOTICE RELATING TO THIS AGREEMENT SHALL BE IN WRITING AND IF GIVEN BY MAIL SHALL BE GIVEN BY REGISTERED OR CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED. ALL NOTICES TO THE CORPORATION OR THE COMMITTEE SHALL BE SENT OR DELIVERED TO THE TREASURER OF THE CORPORATION AT THE CORPORATION'S HEADQUARTERS. ALL NOTICES BY THE CORPORATION TO THE OPTIONEE SHALL BE DELIVERED TO THE OPTIONEE PERSONALLY OR ADDRESSED TO THE OPTIONEE AT THE OPTIONEE'S LAST RESIDENCE ADDRESS AS THEN CONTAINED IN THE RECORDS OF THE CORPORATION OR SUCH OTHER ADDRESS AS THE OPTIONEE MAY DESIGNATE. EITHER PARTY BY NOTICE TO THE OTHER MAY DESIGNATE A DIFFERENT ADDRESS TO WHICH NOTICES SHALL BE ADDRESSED. ANY NOTICE GIVEN BY THE CORPORATION TO THE OPTIONEE AT THE OPTIONEE'S LAST DESIGNATED ADDRESS SHALL BE EFFECTIVE TO BIND ANY OTHER PERSON WHO SHALL ACQUIRE RIGHTS HEREUNDER.

                IN WITNESS WHEREOF, THE CORPORATION, BY ITS DULY AUTHORIZED OFFICER, AND THE OPTIONEE HAVE EXECUTED THIS AGREEMENT EFFECTIVE AS OF THE DATE AND YEAR FIRST ABOVE WRITTEN.


                                    CREDIT ACCEPTANCE CORPORATION


                                    BY:/S/ BRETT A. ROBERTS
                                       ----------------------------------

                                    ITS: CHIEF OPERATING OFFICER
                                        ---------------------------------

                                    OPTIONEE:

                                    BY:/S/ KEITH MCCLUSKEY
                                       ----------------------------------

                                    EXHIBIT C

                             OPTION VESTING SCHEDULE

        Set forth below is the schedule of the vesting of the Options. Vesting of Options is dependent upon the achievement of CACNA achieving the EVA goals set forth below.

        The calculation utilized in determining the EVA of CACNA for purposes of this Option Vesting Schedule will be the same calculation utilized in determining McCluskey's Executive Bonus in accordance with paragraph 5 (c) of the Employment Agreement. The EVA calculation of CACNA will be adopted by the Compensation Committee of the Board of Directors from time to time, and will be the identical calculation used to determine the executive bonus for all other CAC executives.

Vesting Schedule

        The corresponding Options will vest on the date CACNA's EVA calculation meets or exceeds the following targets.

CACNA EVA calculation(1)             Incremental Number Vested         Cumulative Number
                                   -------------------------         -----------------
                                                                     Vested
                                                                     ------

+$12,115,390                       200,000                             200,000

+$17,115,390                       200,000                             400,000

+$22,115,390                       300,000                             700,000

+$27,115,390                       300,000                           1,000,000



--------
(1) The EVA Calculation refers to the annual EVA of CACNA (not a cumulative or change calculation). If the EVA calculation falls below the base year calculation (originally a negative 7,884,610), this base line figure must be recovered first by subtracting the shortfall from the following year's EVA calculation.

                                    EXHIBIT D

                          MAY 24, 1999 PROMISSORY NOTE

                              (PLEASE SEE ATTACHED)

                                    EXHIBIT D

                            PROMISSORY NOTE (NOTE 2)


                                 PROMISSORY NOTE

$1,500,000            Southfield, Michigan

April 19, 2001

        Keith McCluskey, an Ohio resident (the "Borrower"), having a residence address at 3565 Fawnrun Drive, Cincinnati, Ohio, promises to pay to the order of Credit Acceptance Corporation, a Michigan corporation (the "Note Holder"), having a business address at Silver Triangle Building, 25505 West Twelve Mile Road, Suite 3000, Southfield Michigan 48034, the principal sum of $1,500,000 with interest on the unpaid principal balance accruing from January 1, 2002, until paid, at the annual rate of 5.22% simple interest.

        DUE DATE; AGREEMENT TO PAY. The Borrower agrees to repay to the Note Holder at the business address set forth above the entire principal amount together with simple interest on the principal amount at the annual rate of 5.22% on or before April 19, 2011. Interest shall accrue from January 1, 2002 on the unpaid principal balance until payment in full.

        REMEDIES. If suit is brought to collect the indebtedness evidenced by this Promissory Note, the Note Holder shall be entitled to collect all reasonable costs and expenses of suit, including, but not limited to, reasonable attorneys' fees.

        OPTIONAL PREPAYMENT. The Borrower may prepay the principal amount outstanding in whole or in part without premium or penalty. Any payments made on or before December 31, 2001 shall be applied entirely to the $1,500,000 principal amount. After December 31, 2001, any partial prepayment shall be applied first to accrued interest and then to principal amount. Prepayments may be made in whole or in part without penalty at any time.

        MAXIMUM INTEREST UNDER LAW. In no event shall the interest rate charged or received under this Promissory Note at any time exceed the maximum interest rate permitted under applicable law. Payments received by the Note Holder under this Promissory Note which would otherwise cause the interest rate under this Promissory Note to exceed such maximum interest rate shall, to the extent of such excess, be deemed prepayments of principal and applied as such as provided in this Promissory Note. If the Note Holder shall reasonably determine that the legal authority to charge the interest rate under this Promissory Note has been adjudicated to be usurious or otherwise limited by statute, or law, then the interest rate hereunder shall be reduced to the limit of such validity as provided by statute or law, so that in no event shall any exaction of interest be possible under this Note in excess of the limit of such validity.

        OPPORTUNITY TO CONSULT COUNSEL. The Borrower acknowledges that it has had an opportunity to consult with counsel of its own choosing regarding this Promissory Note.

        GENERAL. Presentment, notice of dishonor, and protest are waived by all makers, sureties, guarantors and endorsers of this Promissory Note. This Promissory Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns. Any notice provided for in this Promissory Note shall be in writing and shall be delivered or mailed, and if mailed, shall be deemed given when deposited in the mail first-class, postage prepaid, registered or certified mail, return receipt requested, sent to the Borrower's and Note Holder's respective addresses specified in this Promissory Note or such other address as the addressee may have specified in a notice duly given to the sender. This Promissory Note shall be construed in accordance with the laws of the State of Michigan.


                                            KEITH MCCLUSKEY



                                            By: /S/ KEITH MCCLUSKEY
                                                ------------------------

[CAC LOGO]
CREDIT ACCEPTANCE CORPORATION

                                    EXHIBIT F




                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

This confidentiality and non-competition agreement (the "Agreement") is entered into between Keith McCluskey (hereinafter referred to as "I") and Credit Acceptance Corporation (hereinafter referred to as the "Company"). All capitalized terms in this Agreement shall have the same meaning assigned to them in the Employment Agreement.

I understand and acknowledge that during my employment with the Company, certain information not generally known in the industry in which the Company is or may be engaged in has been and will be disclosed to me about the business, customers, suppliers, products, services and financial statements of the Company, including without limitation, the dealer/customer lists, sales, costs, records, products, property, discounts, computer programs, forms, methods of billing, methods of collecting accounts, computer software, marketing, other corporate activities of the Company and other confidential information relative to the Company's actual or prospective dealers/customers, employees, and investors (hereinafter collectively referred to as "Confidential Information").

I understand and agree that this Agreement does not and nothing in it shall be construed to create an employment contract between myself and the Company, and that I am an at-will employee, and that my employment with the Company may be terminated at any time with or without cause.

In consideration of the understandings set forth above and in consideration of my continued employment by the Company and the compensation paid or to be paid for my services by the Company, the Company and I agree and covenant as follows:

1. I will not in any way, directly or indirectly, use, disseminate, disclose, lecture upon or publish any Confidential Information.

2. I will sign all papers and do such other acts as the Company may deem reasonably necessary or desirable and may reasonably require of me to protect its rights to such confidential Information.

3. During and after such employment by the Company, I will not divulge, reproduce or exhibit to others or appropriate for my own use or benefit or for the use and benefit of others any Confidential Information I may receive, acquire or develop, or have received, acquired or developed, during my employment by the Company which relates to the Company, unless and until such information becomes generally available to the public through no fault of my own or unless such disclosure or appropriation is authorized in writing by the Company.

4. I shall not in any manner knowingly and intentionally disrupt or attempt to disrupt any relationship which the Company may have with its employees, suppliers, dealers, customers, lessors, banks, consultants and other persons or entities with whom business dealings or ongoing relationships exist, nor induce any of such parties to terminate or otherwise alter the manner in which such relationships are being conducted with the Company.

5. I shall at no time remove from the Company's premises or retain without the Company's written consent any of the Company's confidential Information, unpublished records, books of account, books, corporate documents, correspondence, papers, memoranda, notes, manuals, computer software, or copies of or extracts from any of the foregoing.

6. Upon termination of my employment, I shall promptly deliver to the Company all Confidential Information, records, books of account, books, corporate documents, correspondence, papers, memoranda, notes, manuals, computer software, or copies of or extracts from any of the foregoing and all other property of the Company, which are then in my possession or under my control, unless authorized in writing by the Company to retain any such materials.

7. I acknowledge and agree that the Company will be irreparably harmed should I, in any manner, enter into competition with the Company. During the period of my employment with the Company and for a period of two (2) years commencing on the date of my termination of employment with the Company for whatever reason, I will not, directly or indirectly, in any capacity whatsoever (including, but not limited to, as an officer, director, employee, partner, agent, representative, advisor, consultant, or shareholder of any person, firm, partnership, corporation, association or any entity):

        a. Solicit the trade or patronage of, disclose the name of, or take any action that shall cause the interruption or termination of the business relationship between the Company and any existing or prospective dealer, customer or supplier of the Company;

        b. Directly or indirectly engage in, own, manage, finance, operate, joint control, participate in, or derive any benefits whatsoever, from any business engaged in any activity that is in competition in any manner with the business of the Company, and/or its successors, within the geographic and market location in which the Company conducts its business; or

        c. Induce or attempt to induce away, or aid, assist or abet any other party or person in inducing or attempting to induce away, any other employee of the Company from his or her employment with the Company.

8. I hereby acknowledge that breach of this Agreement shall result in irreparable harm to the Company, for which there is no adequate remedy at law and for which the ascertainment of damages will be difficult. As a result, the Company shall be entitled without having to prove the inadequacy of other remedies at law to specific enforcement of this Agreement and any money damages as well as both temporary relief (without notice or bond) and permanent injunctive relief (without being required to post bond or other security).

9. Nothing in this Agreement will be construed or interpreted to require me to cause the Dealership or any of the Existing Businesses to purchase any products or services from the Division or the Company or to prevent the Dealership or any of the Existing Businesses from offering to their retail customers financing programs provided by or through any financing sources other than the Division or CAC or to prevent me from owning, controlling, or managing one or more of the Existing Businesses.

10. This agreement shall be binding on my heirs, devisees, executors, administrators or other legal representatives and assigns and shall inure to the benefit of the Company and its successors and assigns interest.

11. I hereby acknowledge that this Agreement may be assigned without my consent in connection with a sale, transfer, or other assignment of all or substantially all of the assets of, or merger of the Company.

12. I have read and understand and hereby agree to the foregoing and acknowledge receipt of one copy of this Agreement.

13. Each paragraph and provision of this Agreement is servarable from the Agreement, and if one provision or part thereof is declared invalid, the remaining provisions shall nevertheless remain in full force and effect.

14. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Michigan, without regard to any principles of conflict of laws that would require the application of the law of another jurisdiction.




Date:
      ---------------------       ---------------------------------------------
                                                Signature


                                  CREDIT ACCEPTANCE CORPORATION


                                  By: /S/ BRETT A. ROBERTS
                                      -----------------------------------------

                                  Its: CHIEF OPERATING OFFICER
                                       ----------------------------------------

                                    EXHIBIT G

                          CREDIT ACCEPTANCE CORPORATION

           ALTERNATIVE DISPUTE RESOLUTION ("ADR") POLICY AND PROCEDURE

I.      COVERAGE

        A.      GENERALLY

        This ADR Policy and Procedure is the sole and exclusive method by which an employee ("You", or an equivalent personal pronoun) and the Company (collectively, "the parties") are required to resolve the covered disputes arising out of or related to your employment with the Company or the termination of that employment, each of which, as described below, is referred to as an "employment-related dispute", including such disputes arising out of or related to any of the following subjects:

        B.      COVERED CLAIMS

                1. Any disciplinary action or other adverse employment decision of the Company or any statement related to your employment, your performance or your termination; which action, decision, or statement you claim is wrongful, in violation of, and arises out of or is related to any current or future federal, state or local civil rights laws, fair employment laws, wage and hour laws, fair labor or employment standards laws, laws against discrimination, equal pay laws, wage and salary payment laws, laws in regard to employment benefits or protections, family and medical leave laws, and whistleblower laws, including by way of example, but not limited to, the federal Civil Rights Acts of 1886, 1971, 1964 and 1991, the Age Discrimination in Employment Act of 1967, the Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, and the Employee Retirement Income Security Act, as they have been or may be amended from time to time; or

                2. Disputes over the arbitrability of any controversy or claim which arguably is or may be subject to this ADR Policy and Procedure.

        C.      CLAIMS NOT COVERED.

                1. Claims you may have for workers' compensation or unemployment compensation benefits are not covered by this ADR Policy and Procedure.

                2. Also not covered are claims by CAC for injunctive and/or other equitable relief, including but not limited to, claims for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which you understand and agree that CAC may seek and obtain relief from a court of competent jurisdiction.

                3. Claims with an aggregate value of less than one thousand ($1000) dollars are not covered by this ADR Policy and Procedure.

II.     PRE-ADR PROCEDURES

        A. WRITTEN NOTICE OF CLAIM/TIMELINESS - In order to initiate an ADR proceeding pursuant to this ADR Policy and Procedure, the aggrieved party must notify the other party by giving written notice of a claim. Written notice of a claim must be provided within one year of the date the aggrieved party first discovers or has knowledge of the event or series of events that give rise to the claim. Failure to provide written notice as required in this Part will extinguish the claim in its entirety and will be deemed a waiver of the claim even if there is a federal or state statute of limitations which would have given more time to pursue the claim. This notice provision is not intended to extend the applicable statute of limitations such that any claims that would be time barred had the claim been brought in a court action, will remain time barred in the arbitration process.

                1. The Company will provide written notice to me at the most current address reflected in my personnel file.

                2. You will provide written notice to the Company at Credit Acceptance Corporation, Silver Triangle Building, 25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034-8339. Attention: Corporate legal and Compliance

                3. Any written notice the Company or you provide must be sent by certified or registered mail, return receipt requested. The notice shall be effective on the date it is mailed.

        B. CONTENTS OF WRITTEN NOTICE OF CLAIM - The written notice shall contain the following:

                1.      A statement describing the claim that is being asserted;

                2.      A statement of the facts upon which the claim is based;
                        and

                3.      The damages, if any, that are being claimed.

III.    STEP 1:  NEGOTIATION

        If you have an employment-related dispute, you should discuss it with your immediate supervisor, or the person to whom your immediate supervisor reports, or your human resources representative. You and the Company shall attempt in good faith to negotiate a resolution of any employment-related dispute.

IV.     STEP 2:  MEDIATION

        If an employment-related dispute cannot be settled through negotiation and remains unresolved 15 days after it is asserted, you or the Company may submit the dispute to mediation and the parties shall attempt in good faith to resolve the dispute by mediation, under the mediation procedure of the American Arbitration Association ("AAA"). Unless the parties agree otherwise in writing, the mediation shall be conducted by a single mediator, and the mediator shall be selected from the AAA panel pursuant to AAA rules. The mediation shall be conducted in the city and state in which the Company office in which you work(ed) is located. Unless the parties agree otherwise, the cost of the mediator's reasonable professional fees and expenses and any reasonable administrative fee will be paid by the Company.

V.      STEP 3: BINDING ARBITRATION

        A. Generally any and all claims covered by this ADR Policy and Procedure, not resolved in Steps 1 and 2 above, shall be resolved solely and exclusively through arbitration as provided herein. Except as provided elsewhere in this ADR Policy and Procedure, neither one of us will initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination) that is in any way related to any claim covered by this ADR Policy and Procedure. Either party may compel arbitration pursuant to this ADR Policy and Procedure and may enforce any Arbitration Award made pursuant to the ADR Policy and Procedure in any court of competent jurisdiction.

        B.      PRELIMINARY ARBITRATION PROCEDURES

                1. TIMING/FORUM/LOCATION. If an employment-related dispute cannot be settled through mediation and remains unresolved 45 days after the appointment of a mediator, you or the Company may submit the dispute to arbitration and the dispute shall be settled in arbitration by a single arbitrator in accordance with the applicable rules for arbitration of employment disputes of the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA"). The arbitration shall take place in or near the city and state in which the Company office in which you work(ed) is located.

                2. REPRESENTATION. It is understood that both the Company and you have the right to choose -- and to be represented by -- legal counsel or any other representative at any and all stages of the arbitration proceeding.

                3.      QUALIFICATIONS AND SELECTION OF THE ARBITRATOR.

                a. QUALIFICATIONS -- The Arbitrator ("Arbitrator") selected pursuant to the provisions of this Agreement shall be licensed to practice law in the state in which the arbitration hearing is held.

                b. SELECTION PROCESS -- Each party shall receive a list of the names of the same six arbitrators selected by the American Arbitration Association ("AAA"). Each party shall strike any and all names on the list that it deems unacceptable. In the event only one common name remains on each list of the parties, that remaining person shall be appointed as the Arbitrator. In the event more than one common name remains on each list of the parties, then the parties shall strike names alternately, with the Company making the first strike, until only one name remains, and that remaining person shall be appointed as the Arbitrator. In the event no common name appears after the initial striking of names, then an additional list of six arbitrators shall be supplied by the AAA and the striking process shall resume until an Arbitrator is selected.

4.      DISCOVERY

                a. DEPOSITIONS. Each party shall have the right to take the deposition of one person and of any witness the other party designates as an expert to testify at trial.

                b. PRODUCTION OF DOCUMENTS. Each party shall have the right to request the production of documents from the other party.

                c. SUBPOENA. Each party shall have the right to subpoena witnesses to attend the hearing and the production of documents pursuant to the course of the arbitration.

                d. ADDITIONAL DISCOVERY PROCEDURES. The arbitrator may, at his or her sole discretion and only upon a showing of substantial need, order additional discovery beyond what is explicitly provided for in this ADR Policy and Procedure.

                e. NOTIFICATION OF WITNESSES AND EXHIBITS. In order to use the testimony of any witnesses, including any expert, or any exhibits, a party must supply a written list of any and all witnesses and copies of all exhibits intended to be used at the arbitration hearing no less than 40 days prior to the arbitration. The list of witnesses and copies of exhibits must be supplied to the other party either in person or through certified or registered mail, return receipt requested.

                f. PRE-HEARING DISPUTES. In furtherance of the assurance of procedural fairness, the Arbitrator shall have the jurisdiction and authority to hear and rule on any pre-hearing disputes including (but not limited to any discovery) which may arise between the parties to the arbitration.

        C.      ARBITRATION PROCEDURES.

                1. GENERALLY. Arbitration shall be in accord with the then-current Model Employment Arbitration Procedures of the AAA.

                2. LAW TO BE APPLIED. The Arbitrator shall apply the substantive law of the state in which the claim arose, or federal law, or both, as deemed applicable and relevant by the Arbitrator for the claim asserted.

                3. MOTION TO DISMISS AND SUMMARY JUDGMENT. The Arbitrator shall have the jurisdiction and authority to hear and decide a Motion to Dismiss or a Motion for Summary Judgment by either party. The Arbitrator shall apply the Federal Rules of Civil Procedure in hearing and deciding such a Motion.

                4. STENOGRAPHIC RECORD. Any party desiring a stenographic record of the arbitration hearing shall make arrangements directly with a stenographer and shall notify the other parties of these arrangements in advance of the hearing. The requesting party or parties shall pay the cost of the record. If the transcript is agreed by the parties to be, or determined by the Arbitrator to be, the official record of the proceeding, it must be made available to the Arbitrator and to the other parties for inspection at a date, time, and place determined by the Arbitrator. Either party shall have the right, at its own expense, to receive a written transcript of all of the arbitration proceedings.

                5. POST-HEARING BRIEF. The Arbitrator shall have the authority to grant leave to either party, upon their request, to file a post-hearing brief. The Arbitrator shall determine the time limit for filing and the format and contents of the brief.

                6. WRITTEN OPINION. The Arbitrator shall render a written opinion within 60 days after the date of the closing of the hearing. Unless the parties agree otherwise, the written opinion shall be in the form typically rendered in labor arbitrations and executed in the manner required by law.

                7. CONFIDENTIALITY OF RESULTS. Unless the parties agree otherwise, the result of the arbitration shall be confidential, and may not be disclosed to third parties, including (but not limited to) newspapers or legal publishers.

        D.      SCOPE OF THE ARBITRATION AND POWER OF THE ARBITRATOR

                1. ARBITRATOR SHALL RESOLVE ALL CLAIMS. Except as otherwise provided in this Agreement, the Arbitrator shall have exclusive jurisdiction to hear and resolve any and all claims covered by this ADR Policy and Procedure, including (but not limited to) disputes relating to the interpretation, applicability, or formation of this Agreement. Except as otherwise provided herein, no court or agency -- whether federal, state, local or otherwise -- shall have any jurisdiction to hear or resolve any claims covered by this ADR Policy and Procedure.

                2. SCOPE OF AWARD. Except as otherwise provided herein, the Arbitrator shall have the authority to award any remedy permitted by law. Except as provided in the immediately following sentence, the Arbitrator shall have the jurisdiction and authority to award specific performance to either party regarding any claim. Notwithstanding the forgoing to the contrary, the Arbitrator may not award either reinstatement of employment or a promotion.

                3. ARBITRATION IS FINAL AND BINDING. The Arbitrator's opinion will constitute a final and binding resolution of any and all claims either party may have against the other. Neither party may appeal the results of the arbitration to any federal, state, local or other court or agency.

        E.      FEES AND EXPENSES

                1. ARBITRATOR'S FEES AND EXPENSES. Except as otherwise provided in the Agreement, the parties shall share equally any and all fees and expenses of the Arbitrator. Each party will deposit funds or post other security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing.

                2. ATTORNEYS' FEES. Each party shall pay for its own costs and attorneys' fees, if any. However, in the event a party prevails on a statutory claim for which attorneys' fees may be awarded to the prevailing party, or if the parties have a written agreement providing for payment of attorneys' fees to the prevailing party, the Arbitrator has authority to award reasonable attorneys' fees to the prevailing party.

                3. WITNESS FEES AND EXPENSES. The fees and expenses of a witness shall be paid by the party producing or subpoenaing such a witness.

VI.     INTERSTATE COMMERCE

        It is understood that Credit Acceptance Corporation is engaged in transactions involving interstate commerce and that your employment involves such commerce.

VII.    PROVISIONAL REMEDIES

        You or the Company may file a complaint or commence a court action to obtain an injunction to enforce the provisions of this ADR Policy and Procedure or to seek a preliminary injunction or other provisional relief to maintain the status quo in aid of or pending the application or enforcement of this ADR Policy and Procedure. Despite such action, the parties shall continue to participate in good faith in this ADR Policy and Procedure.

VIII.   ADMINISTRATIVE AGENCIES

        Nothing in this ADR Policy and Procedure is intended to prevent you from filing a complaint or charge with any administrative agency, including, but not limited to, the Equal Employment Opportunity Commission, the Michigan Department of Civil Rights and/or the National Labor Relations Board.

IX.     AT-WILL EMPLOYMENT/WAIVER OF JURY OR COURT TRIAL

        This ADR Policy and Procedure does not alter the at-will status of your employment. Nothing in this ADR Policy and Procedure limits in any way your right or the Company's right to terminate your employment at any time, for any or no reason, with or without notice. This ADR Policy and Procedure does not require the Company to start the arbitration process before taking disciplinary action of any kind, including without limitation the termination of your employment. THIS POLICY WAIVES ANY RIGHT THAT YOU OR THE COMPANY MAY HAVE TO A JURY TRIAL OR A COURT TRIAL OF ANY HEREIN COVERED EMPLOYMENT-RELATED DISPUTE.

X.      TERMINATION OF THE ADR POLICY AND PROCEDURE

        This ADR Policy and Procedure may be terminated by the Company at any time by giving you and all other employees to whom this ADR Policy and Procedure applies at least 90 days written notice of such termination. However, such termination shall not be effective as to any employment-related dispute arising out of events that occur on or before the date of termination of this ADR Policy and Procedure.

XI.     SURVIVAL/REQUIREMENTS FOR MODIFICATION OR AMENDMENT

        This ADR Policy and Procedure shall survive the termination of your employment. It can only be modified or amended by a writing signed by the parties which specifically states an intent to modify or amend this ADR Policy and Procedure.

XII.    SOLE AND ENTIRE AGREEMENT

        This is the complete Agreement of the parties on the subject of ADR Policy and Procedure and the within described employment-related disputes. This ADR Policy and Procedure supersedes any prior or contemporaneous oral or written understanding on the subject. No party is relying on any representations, oral or written, on the subject of the affect, enforceability or meaning of this ADR Policy and Procedure, except as specifically set forth in this ADR Policy and Procedure.

XIII.   CONSIDERATION

        The promises by Credit Acceptance Corporation and you to enter into this ADR Policy and Procedures process and to ultimately, if not resolved otherwise, arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other. In addition, your hiring by CAC provides further consideration for this ADR Policy and Procedures Agreement.

XIV.    ADR AGREEMENT

        By your and the Company's signature on the separate Agreement on Alternative Dispute Resolution, you and the Company agree that this ADR Policy and Procedure shall mandatorily apply and be the sole and exclusive method by which you and the Company are required to resolve the hereinbefore described employment-related disputes, to the fullest extent permitted and not prohibited or restricted by law.

        Although this ADR Policy and Procedure is common to all subsidiaries and affiliates of Credit Acceptance Corporation (the "entity"), the common application of the ADR Agreement and this ADR Policy and Procedure and the collective reference to the term "Company" do not confer upon any employee any rights as to any entity against which that employee otherwise would not have such rights or subject any entity to any obligations to any employee of another entity towards whom the first entity otherwise would not have any obligation.

XV.     CONSTRUCTION/SAVINGS PROVISION

        Should any provision of this ADR Policy and Procedure be held invalid, illegal or unenforceable, you and the Company agree that it shall be deemed to be modified so that its purpose can lawfully be effectuated and the balance of this ADR Policy and Procedure shall remain in full force and effect. You and the Company further agree that the provisions of this ADR Policy and Procedure shall be deemed severable and the invalidity or enforceability of any provision shall not affect the validity of enforceability of the other provisions hereof.

XVI.    DURATION OF AGREEMENT

        I understand and agree that this Agreement will continue in full force and effect both during my entire period of employment with the Company and, if applicable, after my termination of employment with the Company.

XVII.   HEADING FOR CONVENIENCE ONLY

        Headings of the sections in this Agreement are inserted for convenience only and are not to be considered in the construction of any provisions hereof.

XVIII.  AGREEMENT IS NOT AN EMPLOYMENT AGREEMENT

        This ADR Policy and Procedure shall not be deemed or construed to be a contract of employment between the Company and me. Nothing in this Agreement shall be deemed or construed to give me the right to be retained in the employ of the Company, or to interfere with the Company's right to discharge me at any time. In addition, this Agreement shall not be deemed or construed to give the Company the right to require me to remain in its employ or interfere with my right to terminate my employment at any time.

XIX.    VOLUNTARY AGREEMENT

        BY YOUR SIGNATURE ON THE SEPARATE AGREEMENT ON ALTERNATIVE DISPUTE RESOLUTION, YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ THIS ADR POLICY AND PROCEDURE, THAT YOU UNDERSTAND ITS TERMS, THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN CAC AND YOU RELATING TO THE SUBJECTS COVERED IN THIS ADR POLICY AND PROCEDURE ARE CONTAINED IN IT, AND THAT YOU HAVE ENTERED INTO THE AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY CAC OTHER THAN THOSE CONTAINED IN THIS ADR POLICY AND PROCEDURE ITSELF.

YOU FURTHER ACKNOWLEDGE THAT YOU HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH YOUR PRIVATE LEGAL COUNSEL AND HAVE AVAILED YOURSELF OF THAT OPPORTUNITY TO THE EXTENT YOU WISH TO DO SO.

                                    Exhibit H

EVA BONUS CALCULATION



EVA Bonus = 1.625% x EVA prior year (if positive) + 3.75% *[EVA current year minus EVA prior year]

EVA =  NOPAT - (WACC x Average Total Capital)

NOPAT = (Adjusted Operating income + interest expense)*(1 - Tax rate)

WACC = [Cost of Equity * (Average Equity/Average Total Capital)] + [Cost of Debt
* (1 - tax rate) * (Average Debt/Average Total Capital)]

Cost of Equity = 30 year US government bond rate + 6% + ((2 x Debt/Equity)/100) (ie at debt to equity of 2:1 and a US government bond rate of 6% the Cost of Equity would be 16%)

The debt to equity ratio for purposes of computing the Cost of Equity is equal to the consolidated debt to equity ratio of CAC

Adjusted Operating Income = Pre tax operating income of Corporation included in CAC's consolidated results + any bonus accrued pursuant to this agreement.

                                    EXHIBIT I

                                    GUARANTY

GUARANTY. Credit Acceptance Corporation ("CAC"), of 25505 West Twelve Mile Road, Southfield, Michigan 48034-8339, advanced to McCluskey Chevrolet, Inc, an Ohio corporation and its successors (the "Borrower"), $850,000 plus interest pursuant to the terms and conditions of a Promissory Note ("Note"), dated May 24, 1999 (referred to collectively as "Liabilities"). The undersigned (the "Guarantor"), being the President of the Borrower and having determined that executing this Guaranty is in his and the Borrowers best interest and to his and the Borrowers financial benefit, hereby absolutely and unconditionally guaranties to CAC, as primary obligor and not merely as surety, that the Liabilities will be paid when due, whether by acceleration or otherwise. The Guarantor will not only pay the Liabilities, but will also reimburse CAC for accrued and unpaid interest, and any expenses, including reasonable attorneys' fees, that CAC may pay in collecting from the Borrower or the Guarantor, and for liquidating any collateral.

LIMITATION: The Guarantor's obligation under this Guaranty shall not exceed the principal amount of EIGHT HUNDRED AND FIFITY THOUSAND and 00/100 DOLLARS ($850,000), plus interest, expenses, and fees. Unless otherwise specified below, the Guarantor's obligation shall be payable in U.S. Dollars.

CONTINUED RELIANCE: CAC may continue to make loans or extend credit to the Borrower based on this Guaranty until it receives written notice of termination from the Guarantor. That notice shall be effective at the opening of CAC for business on the day after receipt of the notice. If terminated, the Guarantor will continue to be liable to CAC for any Liabilities created, assumed or committed to at the time the termination becomes effective, and all subsequent renewals, extensions, modifications and amendments of the Liabilities.

SECURITY.  This guaranty shall be unsecured.

ACTION REGARDING BORROWER: If any monies become available that CAC can apply to the Liabilities, CAC may apply them in any manner it chooses, including but not limited to applying them against liabilities which are not covered by this Guaranty. CAC may take any action against the Borrower, any collateral, or any other person liable for any of the Liabilities. CAC may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release any collateral, and need not perfect a security interest in any collateral. CAC does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on any collateral or right of set-off. If the Borrower requests more credit or any other benefit, CAC may grant it and CAC may grant renewals, extensions, modifications and amendments of the Liabilities and otherwise deal with the Borrower or any other person as CAC sees fit and as if this Guaranty were not in effect. The Guarantor's obligations under this Guaranty shall not be released or affected by (a) any act or omission of CAC,
(b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, or (c) any change in the composition or structure of the Borrower or Guarantor, including a merger or consolidation with any other person or entity.

NATURE OF GUARANTY: This Guaranty is a guaranty of payment and not of collection. Therefore, CAC may insist that the Guarantor pay immediately, and CAC is not required to attempt to collect first from the Borrower, any collateral, or any other person liable for the Liabilities. The obligation of the Guarantor shall be subject to no conditions of any kind, and shall be absolute, regardless of the unenforceability of any provisions of any agreement between the Borrower and CAC, or the existence of any defense, setoff or counterclaim which the Borrower may assert.

OTHER GUARANTORS: If there is more than one Guarantor, the obligations under this Guaranty shall be joint and several. In addition, each Guarantor shall be jointly and severally liable with any other guarantor of the Liabilities. If CAC elects to enforce its rights against less than all guarantors of the Liabilities, that election shall not release Guarantor from its obligations under this Guaranty. The compromise or release of any of the obligations of any of the other guarantors or the Borrower shall not serve to waive, alter or release the Guarantor's obligations. This Guaranty is not conditioned on anyone else executing this or any other guaranty.

ACCELERATION: In the event of the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, the Guarantor agrees that all Liabilities due under the Note will become immediately due and payable to CAC.

WAIVER OF SUBROGATION: The Guarantor expressly waives any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim (including any claim, as that term is defined in the federal Bankruptcy Code, and any amendments) which the Guarantor may now have or later acquire against the Borrower, any other entity directly or contingently liable for the Liabilities or against the Collateral, arising from the existence or performance of the Guarantor's obligations under this Guaranty.

The Guarantor further agrees that should any payments to CAC on the Liabilities be in whole or in part, invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Guaranty and any Collateral shall remain in full force and effect (or be reinstated as the case may be) until payment in full of any such amounts, which payment shall be due on demand.

WAIVERS: The Guarantor waives any right it may have to receive notice of the following matters before CAC enforces any of its rights: (a) CAC's acceptance of this Guaranty, (b) any credit that CAC extends to the Borrower, (c) the Borrower's default, (d) any demand, or (e) any action that CAC takes regarding the Borrower, anyone else, any collateral, or any Liability, which it might be entitled to by law or under any other agreement. Any waiver shall affect only the specific terms and time period stated in the waiver. CAC may waive or delay enforcing any of its rights without losing them. No modification or waiver of this Guaranty shall be effective unless it is in writing and signed by the party against whom it is being enforced.

REPRESENTATIONS BY GUARANTOR: Guarantor represents that the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, do not require the consent or approval of any governmental authority or any third party, and that this Guaranty is a valid and binding agreement, enforceable according to its terms. Each Guarantor further represents that all balance sheets, profit and loss statements, and other information, if any, furnished to CAC are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates.

NOTICES: Notice from one party to another relating to this Guaranty shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address or telecopier number set forth under its name by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express or like overnight courier service or (e) telecopy or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by first class, registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier. Notwithstanding the foregoing, notice of termination of this Guaranty shall be deemed received only upon the receipt of actual written notice by CAC in accordance with the paragraph above labeled "Continued Reliance."

LAW AND JUDICIAL FORUM THAT APPLY: This agreement is governed by Michigan law. The Guarantor agrees that any legal action or proceeding against it with respect to any of its obligations under this Guaranty may be brought in any state or federal court located in the State of Michigan, as CAC in its sole discretion may elect. By the execution and delivery of this Guaranty, the Guarantor submits to and accepts, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts. The Guarantor waives any claim that the State of Michigan is not a convenient forum or the proper venue for any such suit, action or proceeding.

MISCELLANEOUS: The Guarantor's liability under this Guaranty is independent of its liability under any other guaranty previously or subsequently executed by the Guarantor or any one of them, singularly or together with others, as to all or any part of the Liabilities, and may be enforced for the full amount of this Guaranty regardless of the Guarantor's liability under any other guaranty. This Guaranty is binding on the Guarantor's heirs, successors and assigns, and will operate to the benefit of CAC and its successors and assigns. The use of headings shall not limit the provisions of this Guaranty. All discussions and documents arising between this Guaranty and the last guaranty signed by the Guarantor as to the Borrower are merged into this Guaranty.

WAIVER OF JURY TRIAL: CAC and the Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty. Neither CAC nor the Guarantor shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either CAC or the Guarantor except by a written instrument executed by both of them.

Dated: April 19, 2001                           Guarantor:

                                                /S/ KEITH MCCLUSKEY
                                                -------------------------------
                                                Keith McCluskey

Guarantors Address:

3565 Fawnrun Drive
---------------------------------

Cincinnati, Ohio
---------------------------------

Telephone:
----------

Witnesses:

---------------------------------

---------------------------------

Notary Public:



Signed and sworn before me this _________ day of _______________2001.



------------------------------------
Notary Public


Notary Public State of ___________________ County of ___________________

My commission expires________________________